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                                                                     EXHIBIT 4.1

                           KENNY INFORMATION SYSTEMS,
                      A Division of J. J. Kenny Co., Inc.
                          55 Water Street, 45th Floor
                            New York, New York 10021
                            Telephone: 212-438-2000
                             Fax: 212-438-3985/3986
                             Frank A. Ciccotto, Jr.
                                 Vice President


                                                                   June 29, 2000


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Merrill Lynch Pierce Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, NJ 08543-9051
The Bank of New York
101 Barclay Street, 17 W
New York, N.Y. 10286
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Re: MUNICIPAL INVESTMENT TRUST FUND,

    INTERMEDIATE TERM SERIES 412

    DEFINED ASSET FUNDS

Gentlemen:


    We have examined the Registration Statement File No. 333-31862 for the above-captioned fund. We hereby acknowledge that Kenny Information Systems, a Division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the fund. We hereby consent to the use in the Registration Statement of the reference to Kenny Information Systems, a Division of J. J. Kenny Co., Inc. as evaluator.


    In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the Evaluation Report.

    You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          FRANK A. CICCOTTO, JR.
                                          VICE PRESIDENT